UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 5, 2013

TTM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-31285	91-1033443
(Commission File Number)	(IRS Employer Identification Number)

1665 Scenic Ave, Suite 250, Costa Mesa, CA

92626

(Address of Principal Executive Offices) (Zip Code)

(714) 327-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 5, 2013, TTM Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission furnishing a press release that announced the Company’s financial results for the fourth quarter and year ended December 31, 2012. This Amendment No. 1 on Form 8-K/A is being filed to amend certain information set forth in the Original Filing.

Subsequent to the issuance of the press release and the Original Filing, the Company was notified by a customer of a warranty claim for defective products. The Company estimates a potential liability of approximately $650,000 for this claim. The warranty claim resulted in an approximate $650,000 decrease in the Company’s fourth quarter and full year 2012 net sales reflected in the Original Filing. Net sales are $381.7 million for the quarter ended December 31, 2012 (compared to $382.4 million as previously reported) and $1,348.7 million for the year ended December 31, 2012 (compared to $1,349.3 million as previously reported).

In addition, the Company increased the valuation allowance on the deferred tax assets of one of its China-based subsidiaries by approximately $1.6 million. The increase in the valuation allowance on the deferred tax assets and the tax impact of the warranty claim resulted in a net increase of $1.3 million in the Company’s tax provision for the fourth quarter and year ended December 31, 2012.

The net impact of the above adjustments is a decrease in net income attributable to stockholders for the quarter ended December 31, 2012 to $13.7 million, or $0.17 per diluted share (compared to $15.7 million, or $0.19 per diluted share, as previously reported), and an increase in the net loss attributable to stockholders for the year ended December 31, 2012 to $174.6 million, or $2.13 per share (compared to $172.6 million, or $2.11 per share, as previously reported).

On a non-GAAP basis, the net impact of the above adjustments is a decrease to net income attributable to stockholders for the quarter ended December 31, 2012 to $18.6 million, or $0.23 per diluted share (compared to $21.5 million, or $0.26 per diluted share, as previously reported), and a decrease in net income attributable to stockholders for the year ended December 31, 2012 to $69.1 million, or $0.84 per diluted share (compared to $72.0 million, or $0.87 per diluted share, as previously reported).

Previously reported results for the first three quarters of 2012 are not affected by the adjustments. The financial statements included below in this report reflect the adjustments noted above. The Company’s Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on March 1, 2013, reflects this corrected information.

About Our Non-GAAP Financial Measures

This report contains information about the Company’s non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairments, restructuring and other charges as well as the associated tax impact of these charges — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Fourth Quarter		Third Quarter	Full Year
	2012	2011	2012	2012	2011
CONSOLIDATED STATEMENTS OF OPERATIONS
Net sales	$381,735	$361,460	$339,011	$1,348,668	$1,428,639
Cost of goods sold	320,221	290,082	286,695	1,123,669	1,127,326

Gross profit	61,514	71,378	52,316	224,999	301,313

Operating expenses:
Selling and marketing	9,592	9,867	8,735	35,957	36,891
General and administrative	28,682	24,178	23,735	98,005	92,682
Amortization of definite-lived intangibles	2,515	4,517	4,104	14,637	17,311
Impairment of goodwill and definite-lived intangibles	—	15,184	200,335	200,335	15,184
Impairment of long-lived assets	—	—	18,082	18,082	48,125

Total operating expenses	40,789	53,746	254,991	367,016	210,193

Operating income (loss)	20,725	17,632	(202,675)	(142,017)	91,120
Interest expense	(6,558)	(6,795)	(6,429)	(25,784)	(26,504)
Loss on extinguishment of debt	—	—	(5,527)	(5,527)	—
Other, net	2,440	2,851	1,117	4,956	8,616

Income (loss) before income taxes	16,607	13,688	(213,514)	(168,372)	73,232
Income tax (provision) benefit	(4,926)	(1,328)	850	(12,728)	(26,005)
Net income (loss)	11,681	12,360	(212,664)	(181,100)	47,227
Net loss (income) attributable to noncontrolling interest	2,061	(1,190)	4,322	6,505	(5,359)

Net income (loss) attributable to stockholders	$13,742	$11,170	$(208,342)	$(174,595)	$41,868

Earnings (loss) per share attributable to stockholders:
Basic	$0.17	$0.14	$(2.54)	$(2.13)	$0.52
Diluted	$0.17	$0.14	$(2.54)	$(2.13)	$0.51
Weighted average common shares:
Basic	81,932	81,336	81,929	81,800	81,176
Diluted	82,613	81,988	81,929	81,800	81,944

SELECTED BALANCE SHEET DATA

	December 31,
	2012	2011
Cash and cash equivalents	$285,433	$196,052
Accounts and notes receivable, net	301,557	316,568
Inventories	146,012	129,430
Total current assets	765,612	671,534
Property, plant and equipment, net	833,678	766,800
Other non-current assets	77,672	310,735

Total assets	$1,676,962	$1,749,069

Short-term debt, including current portion long-term debt	$30,004	$120,882
Accounts payable	221,265	185,906
Total current liabilities	369,880	437,140
Debt, net of discount	527,541	368,518
Total long-term liabilities	554,252	389,259
Noncontrolling interest	98,883	113,753
Total stockholders’ equity	752,830	922,670

Total liabilities and stockholders’ equity	$1,676,962	$1,749,069

SUPPLEMENTAL DATA
	Fourth Quarter		Third Quarter	Full Year
	2012	2011	2012	2012	2011
Gross margin	16.1%	19.7%	15.4%	16.7%	21.1%
Adjusted EBITDA margin	13.0	16.6	10.8	13.0	17.5
Operating margin	5.4	4.9	(59.8)	(10.5)	6.4

End Market Breakdown:

	Fourth Quarter		Third Quarter
	2012	2011	2012
Aerospace/Defense	13%	15%	16%
Cellular Phone	17	14	15
Computing/Storage/Peripherals	23	20	21
Medical/Industrial/Instrumentation	7	8	8
Networking/Communications	30	33	29
Other	10	10	11

Stock-based Compensation:
	Fourth Quarter		Third Quarter
	2012	2011	2012
Amount included in:
Cost of goods sold	$265	$251	$253
Selling and marketing	124	106	115
General and administrative	2,432	1,786	2,089

Total stock-based compensation expense	$2,821	$2,143	$2,457

Operating segment Data:
	Fourth Quarter		Third Quarter 2012
	2012	2011
Net sales:
Asia Pacific	$259,378	$218,448	$215,746
North America	123,232	144,079	123,861

Total sales	382,610	362,527	339,607
Inter-segment sales	(875)	(1,067)	(596)

Total net sales	$381,735	$361,460	$339,011

Operating segment income (loss):
Asia Pacific	$17,644	$20,094	$(206,806)
North America	5,596	2,055	8,235

Total operating segment income (loss)	23,240	22,149	(198,571)
Amortization of definite-lived intangibles	(2,515)	(4,517)	(4,104)

Total operating income (loss)	20,725	17,632	(202,675)
Total other expense	(4,118)	(3,944)	(10,839)

Income (loss) before income taxes	$16,607	$13,688	$(213,514)

RECONCILIATIONS[1]

	Fourth Quarter		Third Quarter	Full Year
	2012	2011	2012	2012	2011
Adjusted EBITDA reconciliation[2]:
Net income (loss)	$11,681	$12,360	$(212,664)	$(181,100)	$47,227
Add back items:
Income tax provision	4,926	1,328	(850)	12,728	26,005
Interest expense	6,558	6,795	6,429	25,784	26,504
Amortization of definite-lived intangibles	2,515	4,546	4,104	14,684	17,427
Depreciation expense	23,962	19,946	21,046	84,286	69,698

EBITDA	$49,642	$44,975	$(181,935)	$(43,618)	$186,861

Add back: Asset impairments	—	15,184	218,417	218,417	63,309

Adjusted EBITDA	$49,642	$60,159	$36,482	$174,799	$250,170

GAAP EPS excluding impairments reconciliation[3]:
GAAP net income (loss) attributable to stockholders	$13,742	$11,170	$(208,342)	$(174,595)	$41,868
Add back items:
Asset impairments	—	15,184	218,417	218,417	63,309
Income tax effects	—	(4,058)	(2,574)	(2,574)	(4,764)

GAAP net income, excluding impairments, attributable to stockholders	$13,742	$22,296	$7,501	$41,248	$100,413

GAAP earnings per diluted share, excluding impairments, attributable to stockholders	$0.17	$0.27	$0.09	$0.50	$1.23
Non-GAAP EPS reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$13,742	$11,170	$(208,342)	$(174,595)	$41,868
Add back items:
Amortization of definite-lived intangibles	2,515	4,546	4,104	14,684	17,427
Stock-based compensation	2,821	2,143	2,457	10,266	8,075
Non-cash interest expense	2,016	1,947	1,977	7,893	8,163
Impairments, restructuring and other charges	—	15,184	223,944	223,944	63,309
Income tax effects	(2,447)	(5,666)	(6,045)	(13,069)	(12,379)

Non-GAAP net income attributable to stockholders	$18,647	$29,324	$18,095	$69,123	$126,463
Non-GAAP earnings per diluted share attributable to stockholders	$0.23	$0.36	$0.22	$0.84	$1.54

[1]

This information provides a reconciliation of EBITDA, adjusted EBITDA, GAAP net income (excluding impairments) attributable to stockholders, GAAP EPS (excluding impairments) attributable to stockholders, non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders to the financial information in our consolidated statements of operations.

[2]

Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization and asset impairments. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

[3]	This information provides GAAP net income attributable to stockholders and GAAP EPS attributable to stockholders excluding asset impairments and related income tax effects.
[4]

This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), asset impairments, restructuring and other charges as well as the associated tax impact of these charges — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: March 1, 2013	By:	/s/ Steven W. Richards
Steven W. Richards
Chief Financial Officer